Exhibit 99.1

WaterBridge Announces Launch of $1,400,000,000 Offering of Senior Notes

September 29, 2025

HOUSTON—(BUSINESS WIRE)—WaterBridge Infrastructure LLC (NYSE: WBI; NYSE Texas: WBI) (“WaterBridge” or the “Company”) announced today that WBI Operating LLC, a subsidiary of the Company, subject to market conditions, intends to offer $1.4 billion in aggregate principal amount of senior notes in two series (the “Notes”) in a private placement to eligible purchasers.

WaterBridge intends to use the net proceeds from the offering of the Notes, together with cash on hand, to repay all outstanding borrowings under the legacy term loan facilities. As of September 29, 2025, there was an aggregate amount of $1.712 billion outstanding borrowings under the two term loan facilities.

The Notes to be offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes will be offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the United States pursuant to Regulation S under the Securities Act.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

About WaterBridge

WaterBridge is a leading integrated, pure-play water infrastructure company with operations predominantly in the Delaware Basin, the most prolific oil and natural gas basin in North America, with additional assets in the Eagle Ford and Arkoma Basins. WaterBridge operates the largest produced water infrastructure network in the United States, through which it provides water management solutions to oil and natural gas exploration and production companies under long-term contracts, which include gathering, transporting, recycling and handling produced water. As of August 31, 2025, WaterBridge’s infrastructure network included approximately 2,500 miles of pipelines and 197 produced water handling facilities, which handled over 2.6 million bpd of produced water for our customers and had more than 4.5 million bpd of total produced water handling capacity. Headquartered in Houston, Texas, WaterBridge is a first mover in the water midstream sector and benefits from an experienced and entrepreneurial management team.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include all statements that are not historical facts. The words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,”

“seek,” “foreseeable,” the negative version of these words, or similar terms and phrases are intended to identify forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, WaterBridge does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for WaterBridge to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the registration statement filed with the SEC in connection with WaterBridge’s initial public offering. The risk factors and other factors noted in the registration statement could cause its actual results to differ materially from those contained in any forward-looking statement.

Contacts

Scott McNeely
Chief Financial Officer
WaterBridge
Contact@h2obridge.com

Mae Herrington
Director, Investor Relations
WaterBridge
ir@h2obridge.com

Media
Daniel Yunger / Nathaniel Shahan
Kekst CNC
daniel.yunger@kekstcnc.com / nathaniel.shahan@kekstcnc.com